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                                   EXHIBIT 23

                         Consent of Independent Auditors

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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Citizens Holding Company of our report dated January 31, 2003, included in the 2002 Annual Report to Shareholders of Citizens Holding Company. We also consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-89680) previously filed Citizens Holding Company of our report dated January 31, 2003, included in the 2002 Annual Report to Shareholders of Citizens Holding Company.

/s/ Horne CPA Group

Jackson, Mississippi
March 28, 2003